UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2020

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	HTBI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	[ ]

Item 7.01 Regulation FD Disclosure

HomeTrust Bancshares, Inc. ("Company"), the holding company of HomeTrust Bank ("Bank") is furnishing this Current Report on Form 8-K to update certain loan payment deferral information as effected by COVID-19. The Company continues to monitor the effects of COVID-19 on the loan portfolio as well as all the associated risks to minimize any potential losses. The Bank is offering payment and financial relief programs for borrowers impacted by COVID-19. These programs include loan payment deferrals for up to 90 days, waived late fees, and suspension of foreclosure proceedings and repossessions. While the Bank has received numerous requests from borrowers for some type of payment relief, the current amount of loan payment deferrals continue to decline from $551.3 million, or 20.5% of the total loan portfolio at June 30, 2020 to $115.2 million, or 4.3% of the total loan portfolio at August 31, 2020. The breakout by loan type is as follows:

Payment Deferrals by Loan Types
(dollars in thousands)
	March 31, 2020		June 30, 2020		August 31, 2020
	$ Deferred	Percent of Total Loan Portfolio	$ Deferred	Percent of Total Loan Portfolio	$ Deferred	Percent of Total Loan Portfolio
Lodging	$26,815	1.0%	$108,171	4.0%	$64,686	2.4%
Other commercial real estate, construction and development, and commercial and industrial	116,198	4.4	367,443	13.7	43,056	1.6
Equipment finance	19,443	0.7	33,693	1.3	4,547	0.2
One-to-four family	10,802	0.4	36,821	1.4	2,360	0.1
Other consumer loans	3,546	0.1	5,203	0.2	589	—
Total	$176,804	6.6%	$551,331	20.5%	$115,238	4.3%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: September 3, 2020	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

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